Exhibit 10.73

Grant ID#


                           THERMO ELECTRON CORPORATION
                              EQUITY INCENTIVE PLAN
                           RESTRICTED STOCK AGREEMENT


                                Marijn E. Dekkers
                                Name of Recipient

                                      5,000
                   Number of Restricted Shares of Common Stock
                                     Awarded

                 Vesting Schedule for Restricted Shares Awarded:

               # of Shares                              Vesting Date
                 1,666                                  January 7, 2005
                 1,666                                  January 7, 2006
                 1,667                                  January 7, 2007

                                 January 7, 2004
                                   Grant Date

     Thermo Electron Corporation (the "Company") has selected you to receive the restricted stock award identified above, subject to the provisions of the Equity Incentive Plan (the "Plan") and the terms, conditions and restrictions contained in this agreement (the "Agreement"). Please confirm your acceptance of this Award, your agreement to other terms of the Plan and this Agreement, your receipt of a copy of the Plan, and your receipt of a memorandum regarding the tax treatment of awards of restricted stock, by signing both copies of this Agreement. You should keep one copy for your records and return the other copy promptly to the Stock Option Manager of the Company, c/o Thermo Electron Corporation, 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046.

                                                THERMO ELECTRON CORPORATION
                                                By:


                                                /s/ Stephen G. Sheehan
                                                ------------------------------
                                                Stephen G. Sheehan
                                                Vice President, Human Resources

Accepted and Agreed:

/s/ Marijn E. Dekkers
------------------------------
Marijn E. Dekkers

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1.  Preamble.  This  Agreement  contains the terms and conditions of an award of shares of restricted stock of the Company (the "Restricted Shares") made to the Recipient identified on the first page of this Agreement pursuant to the Plan. Any consideration due to the Company on the issuance of the Restricted Shares has been deemed to be satisfied by past services rendered by the Recipient to the Company. For purposes of this Agreement, the defined terms used herein and not otherwise defined shall have the meaning set forth in that certain Amended and Restated Employment Agreement dated as of November 21, 2002 by and between the Recipient and the Company, as the same may be amended from time to time (the "Employment Agreement").

2. Restrictions on Transfer. The Restricted Shares shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of, until and unless the Restricted Shares shall have vested as provided in Section 3 of this Agreement.

3. Vesting. The term "vest" as used in this Agreement means the lapsing of the restrictions that are described in this Agreement with respect to the Restricted Shares. The Restricted Shares shall vest in accordance with the schedule set forth on the first page of this Agreement, provided in each case that the Recipient is then, and since the Grant Date has continuously been, employed by the Company or its Affiliates. Notwithstanding the foregoing, the Recipient shall become vested in the Restricted Shares prior to the vesting dates set forth on the first page of this Agreement in the following circumstances:

     (a) Immediately prior to the consummation of a Change in Control, all Restricted Shares that have not previously been forfeited shall immediately vest; provided that the Recipient is then employed by the Company or its Affiliates.

     (b) In the event of the Recipient's death or Disability, all Restricted Shares that have not previously been forfeited shall immediately vest; provided that the Recipient was employed by the Company or its Affiliates immediately prior to the date of death or Disability.

     (c) In the event Recipient's employment is terminated by the Company without Cause or in the event the Recipient terminates employment for Good Reason (it being understood that in this context, a termination of employment by the Company without Cause or by the Recipient with Good Reason does not include a termination due to the Recipient's death or Disability or a termination with Cause or without Good Reason), all Restricted Shares that have not previously been forfeited shall immediately vest.

4. Forfeiture. In the event the Company terminates the Recipient's employment for Cause or the Recipient terminates his employment on his own initiative (it being understood that in this context, a termination of employment on the Recipient's own initiative does not include a termination due to his death or Disability or with Good Reason), all Restricted Shares that have not previously been forfeited on such date shall be immediately forfeited to the Company.

5. Dividends and Voting Rights. The Recipient shall be entitled to any and all dividends or other distributions paid with respect to the Restricted Shares which have not been forfeited or otherwise disposed of and shall be entitled to vote any such Restricted Shares; provided however, that any property (other than cash) distributed with respect to Restricted Shares, including without limitation a distribution of shares of the Company's stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities based on the ownership of


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Restricted Shares, shall be subject to the restrictions of this Restricted Stock
Agreement in the same manner and for so long as the Restricted Shares remain subject to such restrictions, and shall be promptly forfeited to the Company if and when the Restricted Shares are so forfeited.

6. Certificates. (a) Legended Certificates. The Recipient is executing and delivering to the Company blank stock powers to be used in the event of forfeiture. Any certificates representing unvested Restricted Shares shall be held by the Company, and any such certificate (and, to the extent determined by the Company, any other evidence of ownership of unvested Restricted Shares) shall contain the following legend:

          THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF AN EQUITY INCENTIVE PLAN OF THERMO ELECTRON CORPORATION AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THERMO ELECTRON CORPROATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF THERMO ELECTRON CORPORATION.

     (b) Book Entry. If unvested Restricted Shares are held in book entry form, the Recipient agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions of this Agreement. The Recipient hereby (i) acknowledges that the Restricted Shares may be held in book entry form on the books of the Company's depository (or another institution specified by the Company), and irrevocably authorizes the Company to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder,
(ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Restricted Shares, one or more stock powers, endorsed in blank, with respect to such shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Restricted Shares that are forfeited hereunder.

7. Unrestricted Shares. As soon as practicable following the vesting of any Restricted Shares the Company shall cause a certificate or certificates covering such shares, without the legend contained in Section 6(a), to be issued and delivered to the Recipient, subject to the payment by the Recipient by cash or other means acceptable to the Company of any federal, state, local and other applicable taxes required to be withheld in connection with such vesting. The Recipient understands that once a certificate has been delivered to the Recipient in respect of Restricted Shares which have vested, the Recipient will be free to sell the shares of common stock evidenced by such certificate, subject to applicable requirements of federal and state securities laws.

8. Tax Withholding. The Recipient expressly acknowledges that the award or vesting of the Restricted Shares will give rise to "wages" subject to withholding. The Recipient expressly acknowledges and agrees that the Recipient's rights hereunder are subject to the Recipient's

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paying to the  Company in cash (or by such other means as may be  acceptable  to the Company in its discretion, including by the delivery of previously acquired shares of common stock of the Company or by having the Company hold back from the shares to be delivered, shares of the Company's common stock having a value calculated to satisfy the withholding requirement) all federal, state, local and any other applicable taxes required to be withheld in connection with such award or vesting. If the withholding obligation is not satisfied by the Recipient promptly, the Company may, without further consent from the Recipient, have the right to deduct such taxes from any payment of any kind otherwise due to the Recipient, including but not limited to, the hold back from the shares to be delivered pursuant to Section 7 of this Agreement of that number of shares calculated to satisfy all federal, state, local or other applicable taxes required to be withheld in connection with such award or vesting.

9. Administration. The Board of Directors of the Company, or the Compensation Committee or other committee designated in the Plan, shall have the authority to manage and control the operation and administration of this Agreement. Any interpretation of the Agreement by any of the entities specified in the preceding sentence and any decision made by any of them with respect to the Agreement is final and binding. Notwithstanding the foregoing, any dispute relating to the vesting provisions in Section 3 of this Agreement shall be determined in accordance with Section 14 of the Employment Agreement.

10. Plan Definitions. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which has already been provided to the Recipient.

11. Amendment. This Agreement may be amended only by written agreement between the Recipient and the Company, without the consent of any other person.